As filed with the Securities and Exchange Commission on May 29, 2009

Registration No. 333-68529 and 333-135129

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Q.E.P. CO., INC.

(Exact name of registrant as specified in its charter)

Delaware	13-2983807
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1001 Broken Sound Parkway, NW Suite A Boca Raton, FL	33487
(Address of Principal Executive Offices)	(Zip Code)

Q.E.P. CO., INC. OMNIBUS STOCK PLAN OF 1996

(Full title of the plan)

Lewis Gould

Chairman of the Board and Chief Executive Officer

Q.E.P. Co., Inc.

1001 Broken Sound Parkway, NW, Suite A

Boca Raton, FL 33487

(Name and address of agent for service)

(561) 994-5550

(Telephone number, including area code, of agent for service)

With Copy to:

Rodney H. Bell, Esq.

Esther L. Moreno, Esq.

Holland & Knight LLP

701 Brickell Avenue, Suite 3000

Miami, FL 33131

(305) 374-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (Registration No. 333-68529) filed on December 8, 1998 and the Registration Statement on Form S-8 (Registration No. 333-135129) filed on June 19, 2006 (the “Registration Statements”), pertaining to Q.E.P. Co., Inc. (the “Company”) common stock, $.001 par value per share, issuable under the Registrant’s Omnibus Stock Plan of 1996. The Company is filing this Post-Effective Amendment in order to withdraw and remove from registration all of the previously registered shares of Common Stock that remain unissued and unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, state of Florida on this 29th day of May, 2009.

Q.E.P. CO., INC.

By:	/s/ Lewis Gould
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Lewis Gould	Chairman of the Board, Chief Executive Officer, Director (Principal Executive Officer)	May 29, 2009
Lewis Gould

/s/ Leonard Gould	President, Director	May 29, 2009
Leonard Gould

/s/ Richard Brooke	SVP and Chief Financial Officer	May 29, 2009
Richard Brooke	(Principal Financial Officer)

/s/ David Kreilein	Director	May 29, 2009
David Kreilein

/s/ Emil Vogel	Director	May 29, 2009
Emil Vogel

/s/ Robert G. Walters	Director	May 29, 2009
Robert G. Walters